UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2019	(October 1, 2019)

Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware			1-1513		25-0996816
_____________________________________________ (State or other jurisdiction			_______________________________ (Commission		__________________________________ (I.R.S. Employer
of incorporation)			File Number)		Identification No.)

5555 San Felipe Street,	Houston,	TX			77056-2723
____________________________________________________________ (Address of principal executive offices)					___________________________________________ (Zip Code)

Registrant’s telephone number, including area code:			(713)	629-6600

Not Applicable
________________________________________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	MRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2019, Marathon Oil Corporation (the “Company”) closed a remarketing to investors of sub-series A bonds (the “Sub-Series A Bonds”), which are part of the $1 billion St. John the Baptist, State of Louisiana Revenue Refunding Bonds (Marathon Oil Corporation Project) Series 2017 (the “2017 Bonds”) issued and purchased by the Company on December 18, 2017. The Sub-Series A Bonds will be subject to mandatory tender and conversion, purchase, redemption and/or remarketing on the Mandatory Purchase Dates noted below.  The Sub-series A Bonds are not subject to optional redemption. The Sub-Series A Bonds were priced on September 12, 2019 and will accrue interest at the interest rates set forth below.

Sub-Series A Bonds    Par Amount     Interest Rate Mandatory Purchase Date     Maturity Date
Sub-series A-1 Bonds:     $200 million         2.00%        April 1, 2023        June 1, 2037
Sub-series A-2 Bonds:     $200 million         2.10%         July 1, 2024        June 1, 2037
Sub-series A-3 Bonds:     $200 million         2.20%         July 1, 2026        June 1, 2037

The Company will continue to own the remaining $400 million of the 2017 Bonds and has the right to redeem, tender, convert and/or remarket them to investors at any time up to the 2037 maturity date.

The Company may elect to convert the rate periods on all or part of the 2017 Bonds by providing notice of such conversion pursuant to the documents governing the 2017 Bonds not fewer than 35 days before the proposed conversion.  Any 2017 Bonds subject to conversion will be subject to mandatory tender, purchase and/or remarketing.

The 2017 Bonds shall be subject to special mandatory redemption prior to maturity on a date selected by the Company not later than 180 days after the occurrence of a determination of taxability (pursuant to the documents governing the 2017 Bonds) at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date.  The 2017 Bonds are also subject to extraordinary optional redemption, in whole or in part, at a redemption price of 100% of the principal amount thereof, plus accrued interest to the redemption date on any date within one year after, as a result of any changes in the Constitution of Louisiana or the Constitution of the United States of America or of legislation or administrative action (whether local, state or federal) or by final decree, judgment or order of any court or administrative body (whether local, state or federal) that the Refunding Agreement related to the 2017 Bonds (which in part obligates the Company to make loan repayments which will be used to make debt service on the 2017 Bonds) shall have become void or unenforceable or impossible to perform in accordance with the intent and purposes of the parties, or shall have been declared to be unlawful.

The 2017 Bonds are subject to acceleration in the case of certain events of default, including but not limited to payment defaults, covenant defaults, certain events of dissolution, liquidation, insolvency, bankruptcy or reorganization involving the Company.

Item 7.01 Regulation FD Disclosure.
A copy of the press release announcing the closing of the remarketing of the Sub-Series A Bonds is furnished as Exhibit 99.1 hereto. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release issued by Marathon Oil Corporation, dated October 3, 2019

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

October 3, 2019	By:	/s/ Gary E. Wilson

Name: Gary E. Wilson
Title: Vice President, Controller and Chief Accounting Officer